3505 Manchester Trafficway Kansas City, Missouri 64129 888 765-7771 · 816 765-7771 · Fax: 816 765-5088

CONTAINER LEASE AGREEMENT

LESSEE

NAME
DBA OR TRADE NAME
BILLING ADDRESS
CITY, STATE, ZIP CODE

PHONE NUMBER	CONTACT PERSON

FAX NUMBER	PURCHASE ORDER NUMBER

EQUIPMENT SITE	PHONE NUMBER AT EQUIPMENT SITE

American Trailer & Storage, Inc., a Missouri corporation, (hereafter “Lessor”) does hereby lease the equipment listed below to the Lessee as listed above for the rates, terms and conditions as specified below and elsewhere in this agreement.

EQUIPMENT, RATES, & TERM

EQUIPMENT NUMBER
EQUIPMENT DESCRIPTION
SIZE

RATE (Billed In Advance)	MINIMUM TERM	COMMENCEMENT DATE

DELIVERY CHARGE	SET UP OR SPECIAL HANDLING CHARGES

PICK UP CHARGE	OPTIONAL EQUIPMENT CHARGES

If Lessor or its agent is not present at delivery of equipment leased above, Lessee accepts the signature of the delivery carrier as proof of delivery of the equipment in good order and condition as specified on the Equipment Interchange.

Lessee acknowledges that he/she has read the terms and conditions of this Lease Agreement (pages 2 through 4) and agrees to comply therewith.  No amendment to the terms and conditions of this Agreement shall be effective unless in writing signed by duly authorized representative of all parties hereto.  Lessee represents and warrants that the individual signing this Lease Agreement has the authority to execute this Agreement, and that the Agreement will be legally binding on Lessee.  This Lease Agreement will not be binding or finalized until signed and accepted by a duly authorized representative of American Trailer & Storage.

   American Trailer & Storage, Inc.

Lessee

Name (Print):

Name (Print):

Title:

Title:

Signature:

Signature:

Date:

Date:

AMERICAN TRAILER & STORAGE, INC.

CONDITIONS OF CONTAINER LEASE AGREEMENT

1.

TERM - The terms and conditions of this Agreement shall become effective upon the date of execution of this Agreement and will continue in effect for the period of time set forth in this Agreement, unless terminated earlier as provided herein.  If Lessee retains possession of the Equipment after expiration of the specified term of this Agreement, then at the sole option of Lessor, the Agreement may continue from month-to-month on the terms specified herein.  Where this Agreement is initially executed with an unspecified term, or at a later date is continued by Lessor on a month-to-month basis, the Agreement may be terminated by either party upon thirty (30) days written notice to the other party.  The term "Day" used in this Agreement is a calendar day or any portion thereof.

2.

DELIVERY AND RETURN OF EQUIPMENT

a.

Lessee acknowledges receipt of the Equipment listed on this Agreement in good condition as evidenced conclusively by its execution of a clean equipment condition report prescribed by Lessor, Lessee agrees to redeliver the Equipment to Lessor in the same condition as received, normal wear and tear excepted, and to execute Lessor's equipment condition report upon delivery, identifying and acknowledging any changes in the condition of the Equipment subsequent to its delivery to Lessee.  Changes which could have been prevented by normal maintenance shall not constitute normal wear and tear.

b.

Unless otherwise specified in this Agreement, Lessor or its agents shall deliver the Equipment to Lessee on the date and at the Equipment Site listed on the face hereof, and Lessee will redeliver the Equipment to Lessor at such Equipment Site at the expiration or earlier termination of this Agreement.  Unless otherwise specified in this Agreement, Lessor or its agents will transport the Equipment to and from the site.  Handling, drayage and associated charges shall be invoiced to Lessee.

3.

RENTAL AND OTHER CHARGES

a.

Lessee agrees to pay all rental charges in the amounts set forth on the face of this Agreement and all applicable taxes for the Equipment from the day the commencement date of this Agreement up to and including the day the Equipment is returned to Lessor.

b.

All rental charges shall be payable within 30 days of the date of the invoice.  If rental is not paid when due, Lessor may, without prejudice to any other available remedy, charge as additional rental, a late charge at the maximum rate permissible by law for any amount not received within 30 days of invoice date.

c.

There will be no proration or return of rent in the event the Equipment is surrendered to Lessor prior to the expiration or earlier termination of this Agreement, or prior to the expiration of the 30-day notice period.

d.

If any check is returned for insufficient funds, a charge of 25% of the invoiced amount will be assessed against Lessee.

e.

After the expiration of the initial lease term, or where the Agreement is month-to-month, Lessor may prospectively adjust the rental charges set forth on the face hereof to Lessor's then prevailing lease rate for such Equipment upon three (3) days written notice to Lessee.  Upon receipt of any such rental rate adjustment, Lessee shall have the right to terminate Agreement as of the effective date of the proposed rate adjustment provided Lessee gives Lessor written notice of such termination and redelivers the Equipment prior the effective date of the proposed rate adjustment.  If Lessee fails to give notice of its intention to terminate this Agreement or fails to redeliver the Equipment, the Agreement shall continue in full force and effect at the new rental rate set by the Lessor.

4.

USE OF THE EQUIPMENT

a.

Lessee acknowledges receipt of the Equipment in good condition and agrees said condition is satisfactory and acceptable to Lessee.  Lessor has made no warranties, express or implied, including WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PURPOSE with respect to the Equipment, maintenance or repair work.

b.

Lessor reserves the right to place upon the Equipment the name and logo of Lessor and registered owner and Lessee agrees not to remove said name and logo.

c.

Lessee shall not apply to the Equipment any markings or signs of any description whatsoever, unless previously agreed to in writing by Lessor.

d.

Lessee shall not repair, repaint, remark or modify the Equipment without prior written approval of Lessor.

e.

Lessee shall not store any hazardous, corrosive, contaminating or radioactive products that will soil, stain, taint, pollute, defile, make foul, infect by contact or association, or expose one to risk or harm of any kind.  If the Equipment is determined to have been used to store any such products, Lessee will be required to purchase the Equipment at 100% of the replacement value.

f.

Lessor shall not be held liable for losses or damages, direct or consequential, to any product left, stored, or loaded in or upon the Equipment and Lessee hereby agrees to indemnify and hold Lessor harmless from all claims arising out of any such loss or damage, including loss of profits or other alleged consequential damages.

g.

Lessee shall not move the Equipment from the Equipment Site without Lessor's prior written consent.

5.

REPAIR AND MAINTENANCE

a.

Maintenance - Upon being notified of any changes in the condition of the Equipment which Lessor, at its sole discretion, shall determine were caused by normal wear and tear, Lessor shall arrange for the necessary repairs and maintenance to be carried out by a repair facility approved by Lessor.  Lessee shall provide and/or procure for Lessor's agents reasonable access to the Equipment by Lessor arising out of Lessee's failure to notify Lessor of the need for maintenance of the Equipment.

b.

Damage - Lessor shall inspect the Equipment and notify Lessee of the estimated cost of repairs to the damaged Equipment, as estimated by a Lessor approved repair facility.  Lessee shall promptly forward to lessor payment in the amount of such estimated repair costs.  At Lessor's option, Lessor may either retain such payments without making any repairs to the Equipment or apply such amounts to the repair of the Equipment in accordance with such estimate.  In the event the actual cost of such repairs, as invoiced to Lessor by the repairing facility, shall exceed such estimated cost, Lessee shall be obligated to pay such difference on receipt of an invoice for the entire cost for such repair.

c.

Loss or Total Damage - If the Equipment is lost or destroyed or sustains damage, which in Lessor's sole discretion, renders the Equipment a total loss, Lessor shall issue its invoice to Lessee for the Replacement Value of the lost or destroyed Equipment.  Rental charges for Equipment shall continue unabated until Lessor receives payment in full of the Replacement Value of the Equipment.

6.

PREMISES

a.

Lessor shall be allowed to enter upon the Equipment Site at any reasonable time to deliver, locate, relocate, recover, inspect, maintain and repair the Equipment.  If Lessee defaults in this obligation, Lessee shall indemnify Lessor against all loss, damage, costs and expenses which Lessor may sustain due to Lessee's failure to fulfill its obligations under this section.

b.

Lessee warrants that the Equipment Site is suitable for the Equipment and that Lessor's delivery vehicles and Equipment shall have reasonable access to enter and operate safely to deliver and pick up the Equipment.  Lessee releases and agrees to hold harmless and defend Lessor against any and all claims for damages, costs, claims or liabilities, both direct and indirect, to the roadways, grounds, building and personal property in or across the site location, for any other claim associated with on-site delivery or pickup of the Equipment, or for any damages arising from Lessee's failure to provide a suitable site for the Equipment.  If Lessor's vehicles and Equipment cannot operate safely to deliver the Equipment, or if at the time of delivery, the site is found to be an unsuitable location for the Equipment, Lessee agrees to pay to Lessor all delivery and pickup charges, all additional handling costs, and the equivalent of two (2) month's rental charges as liquidated damages with respect to that portion of this Agreement which Lessee is unable to perform.

c.

Lessee shall punctually pay or shall procure the payment of all registration charges, license fees, rent, assessments, taxes and any other fees or charges payable in respect to the premises upon which the Equipment may be placed or kept.  Upon demand, Lessee will produce to the Lessor the last receipts for all such payments.  If Lessee defaults in the foregoing obligations, Lessor may at its discretion make any or all of such payments and recover the amount thereof from the Lessee as additional rent hereunder.  If any lien attaches to the Equipment, by virtue of Lessee's failure to comply with this provision, Lessee is obligated to immediately discharge such lien, and shall indemnify and hold Lessor harmless from any loss or damage arising out of Lessee's failure to promptly discharge such liens.

d.

Lessee agrees to comply at its own expense with all state, local, or federal laws, regulations, and ordinances, in connection with the use, occupancy, operation, possession, maintenance, location or premises upon which Equipment may be situated, including, without limitation, obtaining all necessary planning consents, placards, licenses, permits, fire and building approvals.  Any failure by Lessee to comply with such laws, regulations or ordinances resulting in Lessee's inability to perform under this Agreement will constitute a default by Lessee, and will subject Lessee to the costs and penalties set forth in Paragraph 10 hereunder.  Lessor shall have no responsibility for compliance with any such laws, regulations or ordinances on Lessee's behalf.

e.

The Lessee will promptly notify Lessor in writing of any change in Lessee's address from that specified on the face of this Agreement.

7.

INSURANCE

a.

Lessee will maintain, at its own expense, adequate property insurance covering the Equipment in an insured amount equivalent to 100% of the Replacement Value of all Equipment leased hereunder, as stipulated on the face of this Agreement, and third party liability insurance in an amount and on terms which are satisfactory to Lessor.  Such insurance shall be issued to Lessee and shall name Lessor as additional insured and direct loss payee.  At the request of Lessor, insurance certificate to this effect shall be furnished to Lessor.  Said insurance shall be maintained by Lessee until all Equipment leased hereunder is redelivered to Lessor.

b.

LESSEE ACKNOWLEDGES AND UNDERSTANDS THAT LESSOR DOES NOT ALLOW AND WILL NOT INURE OR GUARANTEE AGAINST LOSS OF LESSEE'S PROPERTY STORED IN THE EQUIPMENT, AND LESSOR HAS NO LIABILITY WHATSOEVER AS TO CLAIMS FOR LOSS OR DAMAGE TO SUCH PROPERTY.  LESSEE HEREBY WAIVES ANY CLAIMS WHATSOEVER AGAINST LESSOR FOR LOSS OF AND DAMAGE TO ANY PROPERTY STORED IN EQUIPMENT LEASED HEREUNDER.

8.

ASSIGNMENT, SUBLETTING, LIENS, ETC.

Lessee shall not sell, assign, sublease, pledge, mortgage, charge, lend, encumber, or part with possession of the Equipment or create or allow to be created any lien on the Equipment.  In the event of any breach of this provision by Lessee, Lessee shall take all action necessary to have such charge, encumbrance or lien immediately removed and discharged.  If Lessee fails to perform its obligations under this section, Lessor may, at its discretion, pay mind to any third party any sum necessary to procure the release of the Equipment from any charge, encumbrance, or lien and to recover such sum from the Lessee forthwith without obligation on Lessor's part to question the reasonableness of the charges assessed against the Equipment.

Lessee acknowledges and agrees that all of its rights under this agreement in and to the Equipment, including Lessee's right to possession of the Equipment, are subordinate, junior and subject to the rights and claims of Assignee, its successors and assigns, against the Equipment under any instrument, lease, mortgage or title retention or other security agreement, whether now existing or hereafter created, including but not limited to the right of Assignee to take possession of the Equipment.  Lessee consents and agrees to the assignment to Assignee of all (i) monies due or to become due to Lessor under the Lease and (ii) all rights and privileges of Lessor under the Agreement.  Lessee promises and agrees to settle all claims against Lessor directly with Lessor and hereby waives, relinquishes and disclaims as to Assignee all counterclaims, rights of set-off, and defenses Lessee may have against Lessor, including any right to withhold payment of or to refrain from paying, any monies that are due or to become due under the terms of the Agreement, except that Lessee shall not be liable to Assignee for monies paid to Lessor in accordance with the terms of the Agreement prior to the time Assignee notifies Lessee to pay Assignee directly.  Thereafter, Lessee agrees to pay directly to Assignee all monies owing under the Agreement.  Lessee represents that, except as stated in the Agreement, it has not prepaid any rentals or other monies owing under the Agreement, and no deposits have been made.  Lessee agrees and acknowledges that Assignee has not assumed and will not have any obligations or liabilities under the Agreement to Lessee or to any other person by reason of the aforementioned assignment or otherwise.  Lessee agrees that it will not, without Assignee's prior written consent: (i) prepay rentals or other monies owing under the Agreement, (ii) modify or amend the Agreement, (iii) assign or sublet its rights under the Agreement or in the Equipment, (iv) exercise any of its rights under the Agreement which are exercisable only with the consent of Lessor, or (v) return the Equipment to Lessor, Lessee hereby acknowledging and agreeing to hold the Equipment as bailee for Assignee for the purpose of perfecting Assignee's lien, title retention and/or security interest in the Equipment as against Lessor and its creditors.  Lessee represents that it has no purchase or renewal option concerning the Equipment other than as stated in the Agreement.

9.

REDELIVERY OF THE EQUIPMENT

a.

Lessee shall redeliver the Equipment to Lessor empty of all materials and contents, and in good condition, repair and working order, broom clean and suitable for immediate reuse by another lessee, ordinary wear and tear excepted.

b.

Lessor shall inspect the Equipment upon redelivery by Lessee, and shall prepare an equipment condition report describing the condition of the Equipment, which Lessee shall execute.  Lessor's equipment condition report shall be conclusive as to any damage noted thereon with respect to redelivered Equipment.  If the Equipment is damaged when redelivered to Lessor, Lessee shall pay to Lessor the cost of all damages noted on the equipment condition report together with additional rental charges for the period necessary to perform related repairs.

c.

If Lessee fails to remove its property or to clean the Equipment prior to redelivery to Lessor, Lessor may remove any property left by Lessee in the Equipment, place such property in storage at the risk and expense of Lessee, and clean the Equipment.  Any additional costs incurred by Lessor to remove, store, or clean the Equipment, will be for Lessee's account and may be deducted by Lessor from the Security Deposit, or immediately collected from the Lessee.

d.

Any costs or expenses incurred by Lessor in removing property stored in the Equipment prior to pickup and transfer of possession, including any additional equipment charges and labor, may be deducted by Lessor from any security deposit or immediately collected from the Lessee.

10.

DEFAULTS AND REMEDIES

a.

If Lessee 1) fails to pay any sum when due hereunder or under any other lease agreement between Lessor and Lessee, 2) fails to perform any other covenant, condition or any other obligation under this Lease or under any other Lease agreement between Lessor and Lessee, 3) suffers any distress, execution or other legal process which has the effect of a levy on any Equipment leased hereunder, or 4) ceases doing business as an ongoing concern, becomes insolvent, commits an act of bankruptcy or becomes the subject of any proceedings under any state or federal legislation for the protection of debtors, Lessor may, without notice and without relieving Lessee of its obligations hereunder, without terminating this Agreement, declare the balance of the rental to be due and payable, deny Lessee access to the use of the Equipment (Lock Up) free of any claims of Lessee, and charge appropriate fees associated with the Lock Up and resolution of the Lock Up until such time as the Lessee remedies the item(s) listed above (points 1 to 4) to Lessor’s satisfaction.

b.

If Lessee 1) fails to pay any sum when due hereunder or under any other lease agreement between Lessor and Lessee, 2) fails to perform any other covenant, condition or any other obligation under this Lease or under any other Lease agreement between Lessor and Lessee, 3) suffers any distress, execution or other legal process which has the effect of a levy on any Equipment leased hereunder, or 4) ceases doing business as an ongoing concern, becomes insolvent, commits an act of bankruptcy or becomes the subject of any proceedings under any state or federal legislation for the protection of debtors, Lessor may, without notice and without relieving Lessee of its obligations hereunder, terminate this Agreement, declare the balance of the rental to be due and payable, demand and retake possession of the Equipment free of any claims of Lessee, and avail itself of any other remedies available to it by contract, at law or in equity.

c.

If this Agreement is terminated under this paragraph, Lessee shall no longer be in possession of the Equipment with Lessor's consent, and the rental charges due hereunder shall increase to twice the spot lease rates charged by the Lessor at the time of termination.  Lessor may, without notice, repossess the Equipment, and for that purpose, Lessor, its agents or employees may, without previous notice, enter the premises on which the Equipment is believed by the Lessor to be situated and retake possession of the Equipment leased hereunder.  Lessee hereby waives any and all rights to a judicial hearing prior to Lessor's repossession of the Equipment.

d.

Lessee shall continue to pay rental charges for the Equipment until (i) the Equipment is redelivered in the same condition as received, normal wear and tear excepted, or (ii) the Equipment is repaired and fit for subsequent rental, or (iii) settlement for the Equipment is made.  If Lessor retakes possession of the Equipment, Lessee authorizes Lessor to take possession of any property in, on or attached to such Equipment which is not the property of Lessor, and Lessor may without liability for its care or safekeeping, place such property in storage at risk and expense of Lessee.

e.

Termination shall not relieve Lessee of any liabilities or obligations incurred prior to such return, repair or settlement and Lessee shall at all times remain fully liable for reasonable damages as provided by law, and for all costs and expenses incurred by lessor on account of such default, including all costs to recover the Equipment, legal costs and reasonable attorneys' fees.  Nothing in this paragraph shall be construed to waive any legal, contractual or equitable remedy or relief available to Lessor.

f.

Without in any way limiting the obligations of Lessee under this Agreement, Lessee hereby irrevocably appoints Lessor as the agent and attorney in fact of Lessee, with full power and authority, at any time when Lessee is obligated to delivery possession of any leased Equipment to Lessor, to demand and take possession of such Equipment in the name and on behalf of Lessor, from whomever shall be at the time in possession of such Equipment.

11.

LIMITATION OF WARRANTIES AND LIABILITY

a.

The Equipment is leased as is.  As long as Lessee is not in default of this Agreement, Lessee shall have quiet possession of the Equipment.  Except as to quiet possession, Lessor gives no warranties of any kind whatsoever with respect to the Equipment, its condition or performance, its merchantability or its fitness for a particular purpose.

b.

Lessee's obligations under this Agreement are absolute and shall not be affected by any circumstance or event beyond Lessee's control of whatever nature.

c.

Under no circumstances shall Lessor be liable, in contract, tort or otherwise, for any direct, indirect, special, consequential or incidental loss or damage arising from breach or non-performance of any of its obligations under this Agreement, or from the supply or use of the Equipment.

d.

Lessor shall under no circumstances be liable for loss or damage of any kind to Lessee's property stored within the Equipment while in the care, custody and control of Lessee.

12.

INDEMNITY

Lessee agrees to indemnify and hold Lessor harmless against any loss or damage Lessor may sustain as a result of any damage to or loss of the Equipment due to collision, fire, lightning, theft, explosion, flood, windstorm or Act of God, or any loss, property damage or bodily injury sustained by any other person arising, in whole or in part, from the use or condition of the Equipment while in the possession of Lessee, or the failure of Lessee to maintain the Equipment as provided under this Agreement.  Lessee agrees to indemnify and hold Lessor harmless from all claims, lien or liability arising from work performed or for materials supplied in connection with Lessee's maintenance of the Equipment and from any loss of or damage thereto and from any loss, penalty and expense, including attorney's fees and disbursement, resulting from work performed or for materials supplied in connection with Lessee's operation or maintenance of the Equipment and from any loss of or damage thereto and from any loss, penalty and expense, including attorney's fees and disbursement, resulting from, but not limited to, the storage, maintenance, use, repair, loading, or unloading of the Equipment and to indemnify and hold Lessor harmless from all fines, forfeitures, seizures, penalties and liabilities that may arise from any infringement or violation of any such law or regulation by lessee or its employees.

13.

NOTICES

All billings, payments and written notices from either party to the other shall be given in writing to the addresses on the face hereof, or to such other address as either party shall designate in writing to the other.

14.

TAXES, FEES AND FINES

Lessee assumes all responsibility for, and promptly will pay when due all sales and use taxes and other direct taxes imposed by the U.S. Government, any state government, county, city or other taxing authority for property, excise and gross receipts, license and registration fees assessed or assessable by a taxing authority and/or allocated by Lessor on either an individual or prorated basis for the Equipment based on purchase price, value, possession, use situs, rentals, delivery or operation thereof, but excluding any federal or state taxes relating to Lessor's income.  In addition, Lessee shall pay all costs (including attorney's fees and disbursements) incurred by Lessor in enforcing any of the terms, provisions, covenants and indemnities provided hereunder.

15.

GENERAL

a.

This lease is binding upon the parties, their successors and assigns and shall be construed and interpreted with the saws of the State of Missouri.  Any dispute arising under or in connection with this lease will be exclusively decided by the competent court of Kansas City, Missouri, U.S.A., or, at the option of American Trailer & Storage,  Inc., by any other court that may appear competent to decide such a dispute.

b.

The paragraph headings in this Agreement are for convenience only and shall not be deemed to alter or affects any provision of the Agreement.

c.

Lessee waives the exercise of any and all existing and future rights of set-off or counterclaims against the rental charges or other payments due to Lessor under this Agreement, regardless of the rights and claims which the Lessee may have against the Lessor or any other party, which rights Lessee agrees to assert in separate proceedings.

d.

If any part or provision of this Agreement is found to be invalid or unenforceable, the invalidity or unenforceability of such part or provision shall not affect the remaining parts or provisions of this Agreement, which shall continue in full force and effect.

e.

Any forbearance by Lessor to enforce its rights under the Agreement in the event of a default by Lessee hereunder shall not constitute a waiver of Lessor's rights, nor shall forbearance waive Lessor's rights with respect to any other failure by Lessee to comply strictly with the terms of the Agreement.

f.

This agreement contains the entire agreement between the parties and may only be amended, modified or changed by written agreement, specifically purporting to amend this agreement executed by duly authorized representatives of parties hereto.

Company:

Lease Agreement Number:    610123

Name & Title:

Date Accepted:

Signature: